Exhibit 99.1

Aziyo Biologics Rebrands as Elutia to Reflect Strategic Focus on Drug Eluting Biomatrices

– Company to begin trading under new ticker symbol “ELUT” –

SILVER SPRING, Md., September 6, 2023 — Aziyo Biologics, Inc. (Nasdaq: AZYO) (“Aziyo”) today announced a change of the Company’s name to Elutia Inc. The rebranding reflects the strategic focus to develop and commercialize proprietary drug-eluting biomatrix technology aimed at improving surgical outcomes. The name change becomes effective today, September 6, 2023. The Company’s stock will begin trading on Nasdaq under the new ticker symbol “ELUT” on September 7, 2023.

“We are excited to introduce Elutia, where we exist to humanize medicine by pioneering drug-eluting biomatrix or DEB technology,” said Dr. Randy Mills, President and Chief Executive Officer of Elutia. “There is a clear need in surgery for the power of local drug delivery paired with the wound healing benefits of biological materials. Our first new product will be for the pacemaker and implantable defibrillator markets where surgical complications have devastating consequences for patients.”

Currently, Elutia is a commercial-stage company that serves two major markets with established products based on its proprietary biomatrix platforms. The first is the CanGaroo® Envelope, which is used for the stabilization of implantable cardiac devices such as pacemakers and defibrillators. Elutia is building on this foundation with the development of CanGaroo® RM, which adds the powerful antibiotics rifampin and minocycline for sustained delivery directly to the surgical site. The product is expected to launch next year and would be the first DEB in a market valued at $600 million. Following its introduction, expansion into neurostimulator markets, including pain management, is expected to drive further growth.

The second is SimpliDerm® Acellular Dermal Matrix, used primarily in breast reconstruction following mastectomy. Post-operative infection rates for this procedure exceed 10%, underscoring the clear unmet medical need in a market estimated at over $500 million. To address this, Elutia is developing SimpliDerm®RM incorporating our proprietary DEB technology.

About Elutia

Elutia develops and commercializes biologic products to improve compatibility between medical devices and the patients who need them. With a growing population in need of implantable technologies, Elutia’s mission is humanizing medicine so patients can thrive without compromise. For more information, visit www.Elutia.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including any statements and information concerning our expectations for our focus on drug-eluting biomatrix technology aimed at improving surgical outcomes. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and other important factors that may cause actual results, performance or achievements to differ materially from those contemplated or implied in this press release, including, but not limited to: risks associated with shifting focus to our drug-eluting biomatrix solutions in the cardiovascular and breast reconstruction areas and away from our Orthopedics business; risks regarding the ability to successfully execute or realize the anticipated benefits under our distribution arrangements with LeMaitre Vascular and Sientra; our inability to generate sufficient revenue to achieve or sustain profitability; adverse changes in economic conditions and instability and disruption of credit markets; our ability to continue as a going concern; our ability to successfully execute or achieve expected benefits from a divestiture of our Orthopedics business; our products and our ability to enhance, expand, develop and commercialize our product offerings; the impact on our business of the recall of a single lot of our FiberCel product and the discontinuation of its sales by our distribution partner; consequences of our recall of a single lot of one of our viable bone matrix products and market withdrawal of all of our viable bone matrix products; our dependence on our commercial partners; the impact of the bankruptcy of Surgalign Holdings, Inc., a significant customer of the Company, on our future revenues; physician awareness of the distinctive characteristics, and acceptance by the medical community, of our products; the ability to obtain regulatory approval or other marketing authorizations; and our intellectual property rights, and other important factors which can be found in the “Risk Factors” section of Elutia’s public filings with the Securities and Exchange Commission (“SEC”), including Elutia’s Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in Elutia’s other filings with the SEC, including Elutia’s Quarterly Reports on Form 10-Q, accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Elutia’s website at https://investors.elutia.com. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made by Elutia in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, Elutia expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investors:
Matt Steinberg
FINN Partners
matt.steinberg@finnpartners.com